SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      December 1, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

Moody's Investor Services today announced that it had lowered the long term senior unsecured credit rating of Registrant and its financially supported subsidiaries to Ba1 from Baa2, and its short term rating to Not Prime from Prime-2. The rating outlook is negative.

Registrant commented on the credit rating downgrade announced by Moody's as follows:

"The downgrade is disappointing in light of our previously communicated turnaround plan, which is on track," said Paul A. Allaire, Xerox chairman and chief executive officer. "That plan includes asset dispositions, cost reductions and refocusing on our core business to rebuild our financial strength."

Registrant also underscored that timely implementation of the asset sales and other initiatives of that plan will allow its liquidity to remain sufficient to meet the company's current and anticipated needs.

Registrant noted that the Moody's report acknowledged that "Xerox's management is actively addressing its liquidity needs," and that the company "is actively engaged in discussions on a number of other alternative funding arrangements."

"Our energies are directed on the rebuilding process and we are confident that we will return to financial stability and profitable revenue growth," Allaire said.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: December 1, 2000